Exhibit 10.2

SOLUNA HOLDINGS, INC.

2023 STOCK INCENTIVE PLAN

1.	PURPOSE

The purpose of the Soluna Holdings, Inc. 2023 Stock Incentive Plan (this “Plan”) is to promote the interests of Soluna Holdings, Inc. (the “Company”) and its stockholders by allowing the Company to attract and retain senior managers, employees, directors, consultants, professionals and service providers who provide services to the Company or any of its subsidiaries, provided that such services are bona fide services that are not of a capital-raising nature (“Eligible Persons”). This Plan is expected to contribute to the attainment of these objectives by enabling the Company to compensate Eligible Persons utilizing shares of common stock, par value $0.001 per share, of the Company (“Common Shares”), in addition to cash, and to grant to Eligible Persons Common Shares which may be unrestricted or restricted as provided in Section 6 of this Plan (“Restricted Stock”). In addition, this Plan is expected to contribute to the attainment of these objectives by providing for grants to Eligible Persons of (i) the right to receive Common Shares at a specific future time (“RSUs”) and (ii) stock options (“Options”), which Options may be exercised for Common Shares.

2.	ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless the Company does not have a Compensation Committee, in which case this Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to the provisions of this Plan, the Committee shall be authorized to interpret this Plan; to establish, amend and rescind any rules and regulations relating to this Plan; and to make all determinations necessary or advisable for the administration of this Plan. The determinations of the Committee in the administration of this Plan, as described herein, shall be final and conclusive. Each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company shall be authorized to implement this Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of this Plan.

3.	ELIGIBILITY

The class of individuals eligible to receive Common Shares, Restricted Stock, Restricted Stock Units or Options (the “Awards”) under this Plan shall be persons who are Eligible Persons (as defined above). Any holder of an Award granted under this Plan shall hereinafter be referred to as a “Participant” or collectively as “Participants.”

4.	SHARES SUBJECT TO THIS PLAN

(a)	Share Reserve and Limitation of Grants. Subject to certain adjustments as provided herein, the maximum aggregate number of Common Shares that may be issued hereunder (excluding the number of Common Shares subject to Specified Awards (as hereinafter defined)) (i) pursuant to the exercise of Options, (ii) as unrestricted Common Shares or Restricted Stock, and (iii) in settlement of RSUs shall be limited to, beginning with the first quarter of our fiscal year ending December 31, 2023 (or January 1, 2023), 5.75% of the number of Common Shares outstanding as of the first trading day of each quarter. Subject to certain adjustments as provided herein, (A) Common Shares subject to this Plan shall include Common Shares which reverted back to this Plan pursuant to Section 4(b) below in a prior quarter, and (B) the number of Common Shares that may be issued under this Plan may never be less than the number of Common Shares that are then outstanding under (or available to settle existing) Awards. For purposes of determining the number of Common Shares available under this Plan, Common Shares withheld by the Company to satisfy applicable tax withholding or exercise price obligations pursuant to Section 10(e) of this Plan shall be deemed issued under this Plan.

(b)	Reversion of Shares. In the event that, prior to the date this Plan shall terminate in accordance with Section 8 hereof, any Award granted under this Plan expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of Common Shares, or any shares of Restricted Stock are forfeited back to the Company, then the Common Shares subject to such Award may be made available for subsequent Awards under the terms of this Plan.

(c)	Specified Awards. As used in this Plan, “Specified Awards” shall mean (i) Awards to Eligible Persons who are not employed or engaged by the Company or any of its subsidiaries as of the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending March 31, 2023 and (ii) Awards that have a grant date at least three (3) years prior to the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending March 31, 2023.

5.	GRANT, TERMS AND CONDITIONS OF OPTIONS

(a)	In General. The Committee may grant Awards in the form of Options. Every Option shall be evidenced by an Option agreement in such form as the Committee shall approve from time to time, specifying the number of Common Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part and such other terms and conditions as the Committee shall approve and containing or incorporating by reference the terms and conditions set forth in this Section 5.

(b)	Duration. The duration of each Option shall be as specified by the Committee.

(c)	Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price shall be at least one hundred percent (100%) of the Fair Market Value of the Common Shares on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price.

For purposes of this Plan and except as may be otherwise explicitly provided in this Plan or in any Award agreement, the Fair Market Value of a Common Share at any particular date shall be determined according to the following rules:

(i) If the Common Shares are not at the time listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market LLC (“Nasdaq”) or any of the OTC Markets (“OTC Markets”), then Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Shares in the most recent trade of a substantial number of Common Shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect;

(ii) If the Common Shares are at the time listed or admitted to trading on any national securities exchange or Nasdaq, then Fair Market Value shall mean the Closing Price (as defined below) for the Common Shares on such date. The “Closing Price” on any date shall mean the last sale price for the Common Shares, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national securities exchange or Nasdaq; or

(iii) If the Common Shares are at the time traded in the OTC Markets, the average of the closing bid and asked prices, regular way, for the Common Shares, as reported in the OTC Markets with respect to securities listed or admitted to trading in the OTC Markets.

(d)	Method of Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(f) of the exercise price for the number of Common Shares for which the Option is exercised. Common Shares subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of Common Shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those Common Shares shall be terminated, unless the Committee otherwise agrees.

(e)	Broker-Assisted Exercises. To the extent permitted by law, any Option may permit payment of the exercise price and payment of any applicable tax withholding from the proceeds of sale through a broker or bank on a date satisfactory to the Committee of some or all of the Common Shares to which such exercise relates. In such case, the Committee will establish rules and procedures relating to such broker- (or bank-) assisted exercises in a manner intended to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002 and Internal Revenue Code Section 409A including as to all Options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the broker or bank must remit payment of the exercise price and applicable tax withholding, the interest or other earnings attributable to the payment and the method of funding, if any, attributable to the payment.

(f)	Payment. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment and the methods by which Common Shares will be delivered or deemed to be delivered to Participants. As determined by the Committee, payment of the exercise price of an Option may be made, in whole or in part, in the form of: (i) cash or cash equivalents; (ii) delivery (by either actual delivery or attestation) of previously-acquired Common Shares based on the Fair Market Value of the Common Shares on the date the Option is exercised; (iii) withholding of Common Shares from the Option based on the Fair Market Value of Common Shares on the date the Option is exercised; (iv) broker-assisted or bank-assisted market sales; or (v) any other “cashless exercise” arrangement satisfactory to the Committee.

(g)	Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Committee in its discretion may provide in the Option agreement.

(h)	Effect of Cessation of Employment or Service Relationship. The Committee shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option.

(i)	Transferability of Options. An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentences of this Section 5(i), the Committee may in its discretion permit the Participant to transfer an Option to a member of the Immediate Family (as defined below) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(j)	No Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to any Common Shares covered by an Option until becoming the record holder of the Common Shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued (or equivalent book reporting is made), other than as required or permitted pursuant to Section 7.

(k)	Treatment of Options Upon Termination or Change in Control. Each agreement underlying an Option Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s employment or other service relationship with the Company and the rights, if any, of the Participant upon a Change in Control, which may include, among other things, the acceleration of vesting of any unvested Options. Whether any such right shall apply to a particular Option Award shall be determined in the sole discretion of the Committee.

6.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RSUs

(a)	Stock awards and RSUs. The Committee may grant Awards in the form of Common Shares, shares of Restricted Stock and/or RSUs (collectively, referred to as “Stock Awards”). Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the Common Shares at their issue price or other stated or formula price (or to require forfeiture of the Common Shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Stock Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Stock Award.

(b)	Form of Settlement. RSUs may be settled in cash or Common Shares, subject to the discretion of the Committee.

(c)	Procedures Relating to Stock Awards. A Restricted Stock agreement or RSU agreement shall evidence the applicable Stock Award and shall contain such terms and conditions as the Committee shall provide. A holder of a Stock Award without restrictions or Restricted Stock shall, subject to the terms of any applicable agreement, have all of the rights of a stockholder of the Company, including the right to vote the Common Shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the Common Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. With respect to such Common Shares, the Committee shall provide that dividends will not be paid with respect to unvested Restricted Stock until the time (if at all) the Restricted Stock vests, and the Company will retain such dividends and pay them (subject to applicable withholding) to the Participant upon vesting.

Except as otherwise provided in this Section 6, Restricted Stock shall become freely transferable by the Participant after all conditions and restrictions applicable to the Common Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

(d)	Additional Matters Relating to RSUs.

(i) Each grant of RSUs shall constitute the agreement by the Company to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the period established by the Committee and set forth in the RSU agreement (the “Deferral Period”) of such conditions as the Committee may specify.

(ii) Each grant of RSUs may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

(iii) Each grant shall provide that the RSUs covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such Deferral Period in the event of a Change in Control (as defined below) of the Company or other similar transaction or event. For the purposes of this Plan, “Change in Control” shall mean a merger or consolidation in which securities constituting more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons that do not own more than fifty percent (50%) of the combined voting power of the Company’s securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-affiliate of the Company.

(iv) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Common Shares issuable pursuant to the RSUs and shall not have any right to vote such Common Shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such Common Shares in cash or additional Common Shares on a current, deferred or contingent basis.

(v) Each grant of RSUs shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

(e)	Treatment of Stock Award Upon Termination or Change in Control. Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Stock Award following termination of the Participant’s employment or other service relationship with the Company and the rights, if any, of the Participant upon a Change in Control, which may include, among other things, the acceleration of vesting of a Stock Award. Whether any such right shall apply to a particular Stock Award shall be determined in the sole discretion of the Committee.

7.	ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date (as defined below), there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting the Common Shares, the Board shall appropriately adjust the aggregate number of Common Shares (including Common Shares underlying Options) available for Awards under this Plan or subject to outstanding Awards, and any other factors, limits or terms affecting any outstanding or subsequently issuable Awards as may be appropriate.

8.	EFFECTIVE DATE, DURATION OF PLAN AMENDMENT AND TERMINATION

This Plan shall become effective on the date of the adoption of this Plan by the Board (the “Effective Date”). This Plan shall automatically terminate on January ____, 2033, which is the tenth (10th) anniversary of this Plan’s Effective Date. The Board may terminate, suspend or amend this Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; or (b) the rules of any exchange on or through which the Common Shares are then listed or traded. For the avoidance of doubt, this Plan shall be effective upon adoption by the Board and shall be submitted to the stockholders of the Company for approval within twelve (12) months after adopted by the Board. In the event that the stockholders of the Company shall not approve this Plan within such twelve (12) month period, this Plan shall terminate and all Awards granted during such twelve (12) month period shall be terminated. If this Plan is terminated as a result of automatic termination on the tenth (10) anniversary as provided in this Section 8 or pursuant to action of the Board or any other terms of this Plan, then, notwithstanding such termination, all Awards granted prior to such termination shall continue until they are terminated by their terms.

9.	APPLICABLE LAW AND REGISTRATION

The grant of Awards and the issuance of Common Shares (including Restricted Stock, Common Shares underlying Options upon their exercise, and Common Shares issued in connection with RSUs) shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies or securities exchanges as may be required. Notwithstanding the foregoing, no Common Shares, Restricted Stock, RSUs or Options shall be issued under this Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Common Shares issued under this Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange on or through which the Common Shares are then listed or traded or any applicable federal or state securities law. The Board may cause a legend or legends to be placed on any stock certificates issued (or book entries) under this Plan to make appropriate reference to restrictions within the scope of this Section 9 or other provisions of this Plan. To the extent not preempted by federal law, the validity, construction and effect of this Plan, any rules and regulations relating to this Plan and all agreements hereunder shall be determined and construed in accordance with and governed by the laws of the State of Nevada, without regard to the principles of conflicts of law.

10.	MISCELLANEOUS

(a)	Transferability of Awards. Except as otherwise provided herein, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant.

(b)	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in this Plan.

(c)	No Guarantee of Employment or Continuation of Service Relationship. Neither this Plan nor any Award agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a subsidiary or give the Company or a subsidiary the right to require continued employment or services.

(d)	Rounding Conventions. The Committee may, in its sole discretion and taking into account any requirements of the Internal Revenue Code, including without limitation, as applicable, Sections 409A and 422 through 424 of the Internal Revenue Code, determine the effect of vesting, stock dividend and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.

(e)	Tax Withholding. To the extent required by law, the Company (or a subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations. Without limiting the foregoing, the Committee may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of Common Shares by withholding from the Common Shares to be issued or by accepting delivery from the Participant of Common Shares already owned by him or her. If payment of withholding taxes is made in whole or in part in Common Shares, the Participant shall deliver to the Company certificates registered in his or her name representing Common Shares legally and beneficially owned by him or her, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates. If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of Common Shares shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(f)	Use of Proceeds. The proceeds from the sale of Common Shares pursuant to Awards shall constitute general funds of the Company.

(g)	Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or to comply with applicable laws. The Board shall have the right to amend this Plan, consistent with its authority to amend this Plan as set forth in Section 8, to obtain favorable tax treatment for Participants, and any such amendments shall be evidenced by an Appendix to this Plan. The Board may delegate this authority to the Committee.

(h)	Compliance with Section 409A. It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Internal Revenue Code. The Committee shall interpret and apply this Plan to that end and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A of the Internal Revenue Code.